Exhibit 99.1

MetLife Investors Insurance Company

Financial Statements

As of September 30, 2014 and December 31, 2013 and for the Nine Months Ended September 30, 2014 and 2013

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Interim Condensed Balance Sheets

September 30, 2014 (Unaudited) and December 31, 2013

(In millions, except share and per share data)

	September 30, 2014	December 31, 2013
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $2,459 and $2,200, respectively)	$2,542	$2,250
Equity securities available-for-sale, at estimated fair value (cost: $46 and $46, respectively)	45	45
Mortgage loans (net of valuation allowances of $1 and $1, respectively)	260	286
Policy loans	27	27
Other limited partnership interests	38	32
Short-term investments, at estimated fair value	70	75
Other invested assets	4	68

Total investments	2,986	2,783
Cash and cash equivalents	28	24
Accrued investment income	21	26
Premiums, reinsurance and other receivables	1,983	1,829
Deferred policy acquisition costs and value of business acquired	190	291
Current income tax recoverable	—	9
Other assets	101	110
Separate account assets	11,435	12,033

Total assets	$16,744	$17,105

Liabilities and Stockholder’s Equity
Liabilities
Future policy benefits	$546	$501
Policyholder account balances	2,696	2,748
Other policy-related balances	96	102
Payables for collateral under securities loaned and other transactions	299	266
Current income tax payable	1	—
Deferred income tax liability	234	192
Other liabilities	85	94
Separate account liabilities	11,435	12,033

Total liabilities	15,392	15,936

Contingencies, Commitments and Guarantees (Note 8)
Stockholder’s Equity

Common stock, par value $2 per share; 5,000,000 shares authorized; 2,899,446 shares issued and outstanding	6	6
Additional paid-in capital	637	636
Retained earnings	666	504
Accumulated other comprehensive income (loss)	43	23

Total stockholder’s equity	1,352	1,169

Total liabilities and stockholder’s equity	$16,744	$17,105

See accompanying notes to the interim condensed financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Interim Condensed Statements of Operations and Comprehensive Income (Loss)

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In millions)

	Nine Months Ended September 30,
	2014	2013
Revenues
Premiums	$15	$23
Universal life and investment-type product policy fees	157	155
Net investment income	81	84
Fees on ceded reinsurance and other	58	67
Net investment gains (losses)	4	1
Net derivative gains (losses)	175	(325)

Total revenues	490	5

Expenses
Policyholder benefits and claims	55	36
Interest credited to policyholder account balances	78	86
Other expenses	128	(4)

Total expenses	261	118

Income (loss) before provision for income tax	229	(113)
Provision for income tax expense (benefit)	67	(47)

Net income (loss)	$162	$(66)

Comprehensive income (loss)	$182	$(113)

See accompanying notes to the interim condensed financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Interim Condensed Statements of Stockholder’s Equity

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In millions)

				Accumulated Other Comprehensive Income (Loss)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Investment Gains (Losses)	Other-Than- Temporary Impairments	Total Stockholder’s Equity
Balance at December 31, 2013	$6	$636	$504	$25	$(2)	$1,169
Capital contribution		1				1
Net income (loss)			162			162
Other comprehensive income (loss), net of income tax				20	—	20

Balance at September 30, 2014	$6	$637	$666	$45	$(2)	$1,352

				Accumulated Other Comprehensive Income (Loss)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Investment Gains (Losses)	Other-Than- Temporary Impairments	Total Stockholder’s Equity
Balance at December 31, 2012	$6	$636	$722	$79	$(3)	$1,440
Net income (loss)			(66)			(66)
Other comprehensive income (loss), net of income tax				(47)	—	(47)

Balance at September 30, 2013	$6	$636	$656	$32	$(3)	$1,327

See accompanying notes to the interim condensed financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Interim Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2014 and 2013 (Unaudited)

(In millions)

	Nine Months Ended September 30,
	2014	2013
Net cash provided by (used in) operating activities	$320	$211

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	420	625
Equity securities	—	2
Mortgage loans	37	27
Purchases of:
Fixed maturity securities	(677)	(736)
Mortgage loans	(9)	(31)
Other limited partnership interests	(4)	(4)
Cash received in connection with freestanding derivatives	—	1
Cash paid in connection with freestanding derivatives	—	(10)
Sales of loans to affiliates	49	—
Net change in short-term investments	5	(5)

Net cash provided by (used in) investing activities	(179)	(131)

Cash flows from financing activities
Policyholder account balances:
Deposits	923	582
Withdrawals	(1,089)	(734)
Net change in payables for collateral under securities loaned and other transactions	33	79
Other, net	(4)	(2)

Net cash provided by (used in) financing activities	(137)	(75)

Change in cash and cash equivalents	4	5
Cash and cash equivalents, beginning of period	24	27

Cash and cash equivalents, end of period	$28	$32

Supplemental disclosures of cash flow information
Net cash paid (received) for:
Income tax	$26	$27

Non-cash transations:
Capital contributions from MetLife, Inc.	$1	$—

See accompanying notes to the interim condensed financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited)

1. Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

MetLife Investors Insurance Company (“MLIIC”), a Missouri domiciled life insurance company (the “Company”) is a wholly-owned subsidiary of MetLife, Inc. (“MetLife”).

The Company markets, administers and insures a broad range of term life, universal life and variable and fixed annuity products to individuals. The Company is licensed to conduct business in 49 states and the District of Columbia. Most of the policies issued present no significant mortality or longevity risk to the Company, but rather represent investment deposits by the policyholders.

On November 14, 2014, MetLife, Inc. completed the mergers of three wholly-owned U.S.-based life insurance companies and a wholly-owned, former offshore, reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies that merged were MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company and MLIIC, each a U.S. insurance company that issued variable annuity products in addition to other products, and Exeter Reassurance Company, Ltd., a reinsurance company that mainly reinsured guarantees associated with variable annuity products. As of the date of the Mergers, MetLife Insurance Company of Connecticut, a directly owned subsidiary of MetLife, was renamed to MetLife Insurance Company USA and re-domiciled to Delaware.

In anticipation of the Mergers, in July 2014, MetLife Investors Insurance Company transferred to certain affiliates $45 million in affiliated loans, which are included in other invested assets. See Note 3.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the interim condensed financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from estimates.

The Company uses the equity method of accounting for investments in equity securities when it has significant influence or at least 20% interest and for investments in other limited partnership interests (“investees”) when it has more than a minor ownership interest or more than a minor influence over the investee’s operations, but does not have a controlling financial interest. The Company generally recognizes its share of the investee’s earnings on a three-month lag in instances where the investee’s financial information is not sufficiently timely or when the investee’s reporting period differs from the Company’s reporting period. The Company uses the cost method of accounting for investments in which it has virtually no influence over the investee’s operations.

Certain amounts in the prior year period’s interim condensed financial statements and related footnotes thereto have been reclassified to conform with the 2014 presentation as discussed throughout the Notes to the Interim Condensed Financial Statements.

Since the Company is a member of a controlled group of affiliated companies, its results may not be indicative of those of a stand-alone entity.

The accompanying interim condensed financial statements are unaudited and reflect all adjustments (including normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in conformity with GAAP. Interim results are not necessarily indicative of full year performance. The December 31, 2013 balance sheet data was derived from audited financial statements which include all disclosures required by GAAP. Therefore, these interim condensed financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2013.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

2. Insurance

Guarantees

As discussed in Notes 1 and 2 of the Notes to the Financial Statements for the year ended December 31, 2013, the Company issues variable annuity products with guaranteed minimum benefits. The non-life contingent portion of guaranteed minimum withdrawal benefits (“GMWBs”) and the portion of certain guaranteed minimum income benefits (“GMIBs”) that does not require annuitization are accounted for as embedded derivatives in policyholder account balances (“PAB”) and are further discussed in Note 4.

Variable Annuity Guarantees

In the Event of Death

Defined as the death benefit less the total contract account value, as of the balance sheet date. It represents the amount of the claim that the Company would incur if death claims were filed on all contracts on the balance sheet date and includes any additional contractual claims associated with riders purchased to assist with covering income taxes payable upon death.

At Annuitization

Defined as the amount (if any) that would be required to be added to the total contract account value to purchase a lifetime income stream, based on current annuity rates, equal to the minimum amount provided under the guaranteed benefit. This amount represents the Company’s potential economic exposure to such guarantees in the event all contractholders were to annuitize on the balance sheet date, even though the contracts contain terms that allow annuitization of the guaranteed amount only after the 10th anniversary of the contract, which not all contractholders have achieved.

Information regarding the types of guarantees relating to annuity contracts was as follows at:

	September 30, 2014		December 31, 2013
	In the Event of Death	At Annuitization	In the Event of Death	At Annuitization
	(In millions)
Annuity Contracts (1)
Variable Annuity Guarantees
Total contract account value	$12,702	$8,333	$13,348	$8,712
Separate account value	$12,210	$8,100	$12,841	$8,470
Net amount at risk	$371	$189	$327	$116
Average attained age of contractholders	67 years	67 years	67 years	66 years

(1)	The Company’s annuity contracts with guarantees may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments

Fixed Maturity and Equity Securities Available-for-Sale

Fixed Maturity and Equity Securities Available-for-Sale by Sector

The following table presents the fixed maturity and equity securities available-for-sale (“AFS”) by sector. Redeemable preferred stock is reported within U.S. corporate fixed maturity securities and non-redeemable preferred stock is reported within equity securities. Included within fixed maturity securities are structured securities including residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and asset-backed securities (“ABS”).

	September 30, 2014					December 31, 2013
	Cost or	Gross Unrealized			Estimated	Cost or	Gross Unrealized			Estimated
	Amortized Cost	Gains	Temporary Losses	OTTI Losses	Fair Value	Amortized Cost	Gains	Temporary Losses	OTTI Losses	Fair Value
					(In millions)
Fixed maturity securities
U.S. corporate	$827	$60	$4	$—	$883	$825	$55	$8	$—	$872
U.S Treasury and agency	762	6	6	—	762	469	2	14	—	457
RMBS	301	15	2	5	309	312	12	7	5	312
CMBS	259	6	1	—	264	293	8	4	—	297
Foreign corporate	229	10	3	—	236	223	9	3	—	229
ABS	53	2	—	—	55	51	2	—	—	53
State and political subdivision	17	3	—	—	20	17	2	—	—	19
Foreign government	11	2	—	—	13	10	1	—	—	11

Total fixed maturity securities	$2,459	$104	$16	$5	$2,542	$2,200	$91	$36	$5	$2,250

Equity securities
Common stock	$26	$—	$—	$—	$26	$26	$—	$—	$—	$26
Non-redeemable preferred stock	20	—	1	—	19	20	—	1	—	19

Total equity securities	$46	$—	$1	$—	$45	$46	$—	$1	$—	$45

The Company held non-income producing fixed maturity securities with an estimated fair value of less than $1 million with unrealized gains (losses) of less than $1 million at both September 30, 2014 and December 31, 2013.

Maturities of Fixed Maturity Securities

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date, were as follows at:

	September 30, 2014		December 31, 2013
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In millions)
Due in one year or less	$372	$374	$240	$242
Due after one year through five years	549	572	487	512
Due after five years through ten years	645	683	566	595
Due after ten years	280	285	251	239

Subtotal	1,846	1,914	1,544	1,588
Structured securities (RMBS, CMBS and ABS)	613	628	656	662

Total fixed maturity securities	$2,459	$2,542	$2,200	$2,250

Actual maturities may differ from contractual maturities due to the exercise of call or prepayment options. Fixed maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. RMBS, CMBS and ABS are shown separately, as they are not due at a single maturity.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Continuous Gross Unrealized Losses for Fixed Maturity and Equity Securities AFS by Sector

The following table presents the estimated fair value and gross unrealized losses of fixed maturity and equity securities AFS in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position.

	September 30, 2014				December 31, 2013
	Less than 12 Months		Equal to or Greater than 12 Months		Less than 12 Months		Equal to or Greater than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(In millions, except number of securities)
Fixed maturity securities
U.S. corporate	$57	$2	$40	$2	$84	$7	$13	$1
U.S. Treasury and agency	113	1	108	5	169	14	—	—
RMBS	26	—	92	7	84	4	34	8
CMBS	5	—	30	1	73	4	—	—
Foreign corporate	39	2	8	1	27	2	7	1
ABS	15	—	5	—	7	—	5	—
Foreign government	2	—	1	—	1	—	1	—

Total fixed maturity securities	$257	$5	$284	$16	$445	$31	$60	$10

Equity securities
Non-redeemable preferred stock	$—	$—	$19	$1	$—	$—	$18	$1

Total equity securities	$—	$—	$19	$1	$—	$—	$18	$1

Total number of securities in an unrealized loss position	60		33		87		18

Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities

As described more fully in Notes 1 and 5 of the Notes to the Financial Statements for the year ended December 31, 2013, the Company performs a regular evaluation of all investment classes for impairment, including fixed maturity securities, equity securities and perpetual hybrid securities, in accordance with its impairment policy, in order to evaluate whether such investments are other-than-temporarily impaired.

Current Period Evaluation

Based on the Company’s current evaluation of its AFS securities in an unrealized loss position in accordance with its impairment policy, and the Company’s current intentions and assessments (as applicable to the type of security) about holding, selling and any requirements to sell these securities, the Company has concluded that these securities are not other-than-temporarily impaired at September 30, 2014. Future other-than-temporary impairment (“OTTI”) will depend primarily on economic fundamentals, issuer performance (including changes in the present value of future cash flows expected to be collected), and changes in credit ratings, collateral valuation, interest rates and credit spreads. If economic fundamentals deteriorate or if there are adverse changes in the above factors, OTTI may be incurred in upcoming periods.

Gross unrealized losses on fixed maturity securities decreased $20 million during the nine months ended September 30, 2014 from $41 million to $21 million. The decrease in gross unrealized losses for the nine months ended September 30, 2014, was primarily attributable to a decrease in interest rates, and to a lesser extent narrowing credit spreads.

At September 30, 2014, $5 million of the total $21 million of gross unrealized losses were from one below investment grade fixed maturity security with an unrealized loss position of 20% or more of amortized cost for six months or greater. Unrealized losses on the below investment grade fixed maturity security are related to non-agency RMBS (alternative residential mortgage loan) and are the result of significantly wider credit spreads resulting from higher risk premiums since purchase, largely due to economic and market uncertainties including concerns over valuations of residential real estate supporting non-agency RMBS. Management evaluates non-agency RMBS based on actual and projected cash flows after considering the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying assets backing a particular security, and the payment priority within the tranche structure of the security.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Equity Securities

Gross unrealized losses on equity securities were $1 million at both September 30, 2014 and December 31, 2013. None of the $1 million of gross unrealized losses were from equity securities with gross unrealized losses of 20% or more of cost for 12 months or greater.

Mortgage Loans

Mortgage Loans by Portfolio Segment

Mortgage loans are summarized as follows at:

	September 30, 2014		December 31, 2013
	Carrying Value	% of Total	Carrying Value	% of Total
	(In millions)		(In millions)
Mortgage loans:
Commercial	$222	85.4%	$246	86.0%
Agricultural	39	15.0	41	14.3

Subtotal	261	100.4	287	100.3
Valuation allowances	(1)	(0.4)	(1)	(0.3)

Total mortgage loans, net	$260	100.0%	$286	100.0%

Mortgage Loans and Valuation Allowance by Portfolio Segment

All commercial and agricultural mortgage loans held at both September 30, 2014 and December 31, 2013 were evaluated collectively for credit losses. The valuation allowances maintained at both September 30, 2014 and December 31, 2013 were primarily for the commercial mortgage loan portfolio segment and were for non-specifically identified credit losses. The valuation allowance for agricultural mortgage loans was less than $1 million at both September 30, 2014 and December 31, 2013.

Valuation Allowance Rollforward by Portfolio Segment

The changes in the valuation allowance, by portfolio segment, were as follows:

	Nine Months Ended September 30,
	2014			2013
	Commercial	Agricultural	Total	Commercial	Agricultural	Total
	(In millions)
Balance, beginning of period	$1	$—	$1	$2	$—	$2
Provision (release)	—	—	—	(1)	—	(1)

Balance, end of period	$1	$—	$1	$1	$—	$1

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans, were as follows at:

	Recorded Investment
	Debt Service Coverage Ratios				% of Total		% of Total
	> 1.20x	1.00x -1.20x	< 1.00x	Total		Estimated Fair Value
		(In millions)				(In millions)
September 30, 2014
Loan-to-value ratios:
Less than 65%	$189	$7	$16	$212	95.5%	$228	95.8%
65% to 75%	—	10	—	10	4.5	10	4.2

Total	$189	$17	$16	$222	100.0%	$238	100.0%

December 31, 2013
Loan-to-value ratios:
Less than 65%	$193	$9	$15	$217	88.2%	$228	88.4%
65% to 75%	19	—	10	29	11.8	30	11.6

Total	$212	$9	$25	$246	100.0%	$258	100.0%

Credit Quality of Agricultural Mortgage Loans

All of the agricultural mortgage loans held at both September 30, 2014 and December 31, 2013 had loan-to-value ratios of less than 65%.

Past Due and Interest Accrual Status of Mortgage Loans

The Company has a high quality, well performing mortgage loan portfolio, with 99% of all mortgage loans classified as performing at both September 30, 2014 and December 31, 2013. The Company defines delinquency consistent with industry practice, when mortgage loans are past due as follows: commercial mortgage loans — 60 days and agricultural mortgage loans — 90 days. The Company had no impaired mortgage loans, no mortgage loans past due and no mortgage loans in non-accrual status at both September 30, 2014 and December 31, 2013. The Company did not recognize interest income on impaired mortgage loans during the nine months ended September 30, 2014 and 2013.

Mortgage Loans Modified in a Troubled Debt Restructuring

There were no mortgage loans modified in a troubled debt restructuring during the nine months ended September 30, 2014 and 2013.

During the nine months ended September 30, 2014 and 2013, the Company held no mortgage loans that were modified in a troubled debt restructuring during the 12 months before September 30, 2014 and 2013, and became subject to a payment default after the restructuring. Payment default is determined in the same manner as delinquency status as described above.

Cash Equivalents

The carrying value of cash equivalents, which includes securities and other investments with an original or remaining maturity of three months or less at the time of purchase, was $5 million and $17 million at September 30, 2014 and December 31, 2013, respectively.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in accumulated other comprehensive income (loss) (“AOCI”), were as follows:

	September 30, 2014	December 31, 2013
	(In millions)
Fixed maturity securities	$88	$55
Fixed maturity securities with noncredit OTTI losses in AOCI	(5)	(5)

Total fixed maturity securities	83	50
Equity securities	(1)	(1)
Derivatives	1	(1)
Short-term investments	—	(1)

Subtotal	83	47

Amounts allocated from:
Deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) related to noncredit OTTI losses recognized in AOCI	1	1
DAC and VOBA	(20)	(14)

Subtotal	(19)	(13)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	2	2
Deferred income tax benefit (expense)	(23)	(13)

Net unrealized investment gains (losses)	$43	$23

The changes in fixed maturity securities with noncredit OTTI losses included in AOCI were as follows:

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
	(In millions)
Balance, beginning of period	$(5)	$(6)
Securities sold with previous noncredit OTTI loss	—	1

Balance, end of period	$(5)	$(5)

The changes in net unrealized investment gains (losses) were as follows:

Nine Months Ended September 30, 2014
(In millions)
Balance, beginning of period	$23
Fixed maturity securities on which noncredit OTTI losses have been recognized	—
Unrealized investment gains (losses) during the period	36
Unrealized investment gains (losses) relating to:
DAC and VOBA related to noncredit OTTI losses recognized in AOCI	—
DAC and VOBA	(6)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	—
Deferred income tax benefit (expense)	(10)

Balance, end of period	$43

Change in net unrealized investment gains (losses)	$20

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Concentrations of Credit Risk

There were no investments in any counterparty that were greater than 10% of the Company’s stockholder’s equity, other than the U.S. government and its agencies, at both September 30, 2014 and December 31, 2013.

Securities Lending

Elements of the securities lending program are presented below at:

	September 30, 2014	December 31, 2013
	(In millions)
Securities on loan: (1)
Amortized cost	$289	$249
Estimated fair value	$292	$241
Cash collateral on deposit from counterparties (2)	$299	$249
Reinvestment portfolio — estimated fair value	$298	$247

(1)	Included within fixed maturity securities and short-term investments.
(2)	Included within payables for collateral under securities loaned and other transactions.

Invested Assets on Deposit and Pledged as Collateral

Invested assets on deposit and pledged as collateral are presented below at estimated fair value for fixed maturity securities at:

	September 30, 2014	December 31, 2013
	(In millions)
Invested assets on deposit (regulatory deposits)	$7	$7
Invested assets pledged as collateral (1)	473	505

Total invested assets on deposit and pledged as collateral	$480	$512

(1)

The Company has pledged invested assets in connection with various agreements and transactions, including funding agreements (see Note 2 of the Notes to the Financial Statements included in the 2013 Financial Statements) and derivative transactions (see Note 4).

See “— Securities Lending” for securities on loan.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Variable Interest Entities

The Company has invested in certain structured transactions that are variable interest entities (“VIEs”). In certain instances, the Company may hold both the power to direct the most significant activities of the entity, as well as an economic interest in the entity and, as such, it would be deemed to be the primary beneficiary or consolidator of the entity.

The determination of the VIE’s primary beneficiary requires an evaluation of the contractual and implied rights and obligations associated with each party’s relationship with or involvement in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity. The Company generally uses a qualitative approach to determine whether it is the primary beneficiary. However, for VIEs that are investment companies or apply measurement principles consistent with those utilized by investment companies, the primary beneficiary is based on a risks and rewards model and is defined as the entity that will absorb a majority of a VIE’s expected losses, receive a majority of a VIE’s expected residual returns if no single entity absorbs a majority of expected losses, or both. The Company reassesses its involvement with VIEs on a quarterly basis. The use of different methodologies, assumptions and inputs in the determination of the primary beneficiary could have a material effect on the amounts presented within the financial statements.

Consolidated VIEs

There were no VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated at September 30, 2014 and December 31, 2013.

Unconsolidated VIEs

The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows at:

	September 30, 2014		December 31, 2013
	Carrying Amount	Maximum Exposure to Loss (1)	Carrying Amount	Maximum Exposure to Loss (1)
	(In millions)
Fixed maturity securities AFS:
Structured securities (RMBS, CMBS and ABS) (2)	$628	$628	$662	$662
U.S and foreign corporate	22	22	21	21
Other limited partnership interests	22	22	19	20
Equity securities AFS:
Non-redeemable preferred stock	19	19	18	18

Total	$691	$691	$720	$721

(1)

The maximum exposure to loss relating to fixed maturity and equity securities AFS is equal to their carrying amounts or the carrying amounts of retained interests. The maximum exposure to loss relating to other limited partnership interests is equal to the carrying amounts plus any unfunded commitments of the Company. Such a maximum loss would be expected to occur only upon bankruptcy of the issuer or investee.

(2)	For these variable interests, the Company’s involvement is limited to that of a passive investor.

As described in Note 8, the Company makes commitments to fund partnership investments in the normal course of business. Excluding these commitments, the Company did not provide financial or other support to investees designated as VIEs during the nine months ended September 30, 2014 and during the year ended December 31, 2013.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Net Investment Income

The components of net investment income were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Investment income:
Fixed maturity securities	$67	$70
Equity securities	1	—
Mortgage loans	11	12
Policy loans	2	2
Other limited partnership interests	3	3

Subtotal	84	87
Less: Investment expenses	3	3

Net investment income	$81	$84

See “— Related Party Investment Transactions” for discussion of affiliated net investment income and investment expenses.

Net Investment Gains (Losses)

Components of Net Investment Gains (Losses)

The components of net investment gains (losses) were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Mortgage loans	$—	$1
Other invested assets	4	—

Net investment gains (losses)	$4	$1

See “— Related Party Investment Transactions” for discussion of affiliated net investment gains.

Sales or Disposals and Impairments of Fixed Maturity and Equity Securities

Proceeds from sales or disposals of fixed maturity and equity securities and the components of fixed maturity and equity securities net investment gains (losses) are as shown in the table below. Investment gains and losses on sales of securities are determined on a specific identification basis.

	Nine Months Ended September 30,
	2014	2013	2014	2013	2014	2013
	Fixed Maturity Securities		Equity Securities		Total
			(In millions)
Proceeds	$154	$315	$—	$—	$154	$315

Gross investment gains	$2	$1	$—	$—	$2	$1

Gross investment losses	(2)	(1)	—	—	(2)	(1)

Net investment gains (losses)	$—	$—	$—	$—	$—	$—

There were no OTTI losses on fixed maturity securities or equity securities during the nine months ended September 30, 2014 and 2013.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

3. Investments (continued)

Credit Loss Rollforward

The table below presents a rollforward of the cumulative credit loss component of OTTI loss recognized in earnings on fixed maturity securities still held for which a portion of the OTTI loss was recognized in other comprehensive income (loss) (“OCI”):

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Balance, beginning of period	$2	$2
Reductions:
Sales (maturities, pay downs or prepayments) during the period of securities previously impaired as credit loss OTTI	(1)	—

Balance, end of period	$1	$2

Related Party Investment Transactions

The Company has an affiliated loan outstanding to MetLife, Inc., which are included in other invested assets, totaling $45 million at December 31, 2013. In anticipation of the Mergers, in July 2014 MetLife Investors Insurance Company sold these affiliated loans to certain affiliates at estimated fair value of $49 million and recognized a gain of $4 million which is included in net investment gains (losses). Net investment income from this loan was $1 million and $2 million for the nine months ended September 30, 2014 and 2013, respectively. See Note 1.

The Company receives investment administrative services from an affiliate. The related investment administrative service charges were $2 million and $3 million for the nine months ended September 30, 2014 and 2013, respectively.

4. Derivatives

Accounting for Derivatives

Freestanding Derivatives

Freestanding derivatives are carried on the Company’s balance sheet either as assets within other invested assets or as liabilities within other liabilities at estimated fair value. The Company does not offset the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. See “Credit Risk on Freestanding Derivatives”.

Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities.

If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in net derivative gains (losses).

Hedge Accounting

To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge. Hedge designation and financial statement presentation of changes in estimated fair value of the hedging derivatives are as follows:

•

Fair value hedge (a hedge of the estimated fair value of a recognized asset or liability) - in net derivative gains (losses), consistent with the change in fair value of the hedged item attributable to the designated risk being hedged.

•

Cash flow hedge (a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability) - effectiveness in OCI (deferred gains or losses on the derivative are reclassified into the statement of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item); ineffectiveness in net derivative gains (losses).

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

The changes in estimated fair values of the hedging derivatives are exclusive of any accruals that are separately reported on the statement of operations within interest income or interest expense to match the location of the hedged item.

In its hedge documentation, the Company sets forth how the hedging instrument is expected to hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method that will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and at least quarterly throughout the life of the designated hedging relationship. Assessments of hedge effectiveness and measurements of ineffectiveness are also subject to interpretation and estimation and different interpretations or estimates may have a material effect on the amount reported in net income.

The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; or (iv) the derivative is de-designated as a hedging instrument.

When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item, the derivative continues to be carried on the balance sheet at its estimated fair value, with changes in estimated fair value recognized in net derivative gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its estimated fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in estimated fair value of derivatives recorded in OCI related to discontinued cash flow hedges are released into the statement of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item.

When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur on the anticipated date or within two months of that date, the derivative continues to be carried on the balance sheet at its estimated fair value, with changes in estimated fair value recognized currently in net derivative gains (losses). Deferred gains and losses of a derivative recorded in OCI pursuant to the discontinued cash flow hedge of a forecasted transaction that is no longer probable are recognized immediately in net derivative gains (losses).

In all other situations in which hedge accounting is discontinued, the derivative is carried at its estimated fair value on the balance sheet, with changes in its estimated fair value recognized in the current period as net derivative gains (losses).

Embedded Derivatives

The Company sells variable annuities and issues certain insurance products and investment contracts and is a party to certain reinsurance agreements that have embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if:

•	the combined instrument is not accounted for in its entirety at fair value with changes in fair value recorded in earnings;

•	the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract; and

•	a separate instrument with the same terms as the embedded derivative would qualify as a derivative instrument.

Such embedded derivatives are carried on the balance sheet at estimated fair value with the host contract and changes in their estimated fair value are generally reported in net derivative gains (losses). If the Company is unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income. Additionally, the Company may elect to carry an entire contract on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income if that contract contains an embedded derivative that requires bifurcation. At inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

See Note 5 for information about the fair value hierarchy for derivatives.

Derivative Strategies

The Company is exposed to various risks relating to its ongoing business operations, including interest rate, foreign currency exchange rate and credit. The Company uses a variety of strategies to manage these risks, including the use of derivatives.

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, credit spreads and/or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives are cleared and settled through central clearing counterparties (“OTC-cleared”), while others are bilateral contracts between two counterparties (“OTC-bilateral”). The types of derivatives the Company uses include swaps, and option contracts. To a lesser extent, the Company uses credit default swaps to synthetically replicate investment risks and returns which are not readily available in the cash market.

Interest Rate Derivatives

The Company uses a variety of interest rate derivatives to reduce its exposure to changes in interest rates, including interest rate swaps and floors.

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional amount. The Company utilizes interest rate swaps in fair value and non-qualifying hedging relationships.

The Company purchases interest rate floors primarily to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level. In certain instances, the Company locks in the economic impact of existing purchased floors by entering into offsetting written floors. The Company utilizes interest rate floors in non-qualifying hedging relationships.

Foreign Currency Exchange Rate Derivatives

The Company uses foreign currency swaps to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a fixed exchange rate, generally set at inception, calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the inception and termination of the currency swap by each party. The Company utilizes foreign currency swaps in cash flow and non-qualifying hedging relationships.

Credit Derivatives

The Company enters into purchased credit default swaps to hedge against credit-related changes in the value of its investments. In a credit default swap transaction, the Company agrees with another party to pay, at specified intervals, a premium to hedge credit risk. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered. Credit events vary by type of issuer but typically include bankruptcy, failure to pay debt obligations, repudiation, moratorium, or involuntary restructuring. In each case, payout on a credit default swap is triggered only after the Credit Derivatives Determinations Committee of the International Swaps and Derivatives Association, Inc. (“ISDA”) deems that a credit event has occurred. The Company utilizes credit default swaps in non-qualifying hedging relationships.

The Company enters into written credit default swaps to synthetically create credit investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These transactions are a combination of a derivative and one or more cash instruments, such as U.S. Treasury securities, agency securities or other fixed maturity securities. These credit default swaps are not designated as hedging instruments.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Primary Risks Managed by Derivatives

The following table presents the gross notional amount, estimated fair value and primary underlying risk exposure of the Company’s derivatives, excluding embedded derivatives, held at:

		September 30, 2014			December 31, 2013
			Estimated Fair Value			Estimated Fair Value
	Primary Underlying Risk Exposure	Notional Amount	Assets	Liabilities	Notional Amount	Assets	Liabilities
		(In millions)
Derivatives Designated as Hedging Instruments
Fair value hedges:
Interest rate swaps	Interest rate	$10	$—	$—	$10	$—	$—
Cash flow hedges:
Foreign currency swaps	Foreign currency exchange rate	41	3	1	30	2	3

Total qualifying hedges		51	3	1	40	2	3

Derivatives Not Designated or Not Qualifying as Hedging Instruments
Interest rate swaps	Interest rate	741	—	13	741	12	22
Interest rate floors	Interest rate	900	1	1	2,040	9	4
Foreign currency swaps	Foreign currency exchange rate	37	—	2	37	—	5
Credit default swaps — purchased	Credit	3	—	—	8	—	—
Credit default swaps — written	Credit	20	—	—	20	—	—

Total non-designated or non-qualifying derivatives		1,701	1	16	2,846	21	31

Total		$1,752	$4	$17	$2,886	$23	$34

Based on notional amounts, a substantial portion of the Company’s derivatives was not designated or did not qualify as part of a hedging relationship at both September 30, 2014 and December 31, 2013. The Company’s use of derivatives includes (i) derivatives that serve as macro hedges of the Company’s exposure to various risks and that generally do not qualify for hedge accounting due to the criteria required under the portfolio hedging rules; (ii) derivatives that economically hedge insurance liabilities that contain mortality or morbidity risk and that generally do not qualify for hedge accounting because the lack of these risks in the derivatives cannot support an expectation of a highly effective hedging relationship; and (iii) written credit default swaps that are used to synthetically create credit investments and that do not qualify for hedge accounting because they do not involve a hedging relationship. For these non-qualified derivatives, changes in market factors can lead to the recognition of fair value changes on the statement of operations without an offsetting gain or loss recognized in earnings for the item being hedged.

Net Derivative Gains (Losses)

The components of net derivative gains (losses) were as follows:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Derivatives and hedging gains (losses)	$5	$(24)
Embedded derivatives	170	(301)

Total net derivative gains (losses)	$175	$(325)

The amount the Company recognized in net investment income from earned income related to qualifying hedges for both the nine months ended September 30, 2014 and 2013 was not significant.

The Company recognized $16 million and $20 million of net derivative gains (losses) from earned income related to non-qualifying hedges for the nine months ended September 30, 2014 and 2013, respectively.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Non-Qualifying Derivatives and Derivatives for Purposes Other Than Hedging

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments:

Net Derivative Gains (Losses)
(In millions)
Nine Months Ended September 30, 2014
Interest rate derivatives	$(13)
Foreign currency exchange rate derivatives	3

Total	$(10)

Nine Months Ended September 30, 2013
Interest rate derivatives	$(43)
Foreign currency exchange rate derivatives	(2)

Total	$(45)

Fair Value Hedges

The Company designates and accounts for interest rate swaps to convert fixed rate assets to floating rate assets as fair value hedges when they have met the requirements of fair value hedging.

The amounts recognized in net derivative gains (losses) representing the ineffective portion of all fair value hedges were not significant for both the nine months ended September 30, 2014 and 2013. Changes in the fair value of the derivatives and the hedged items recognized in net derivative gains (losses) were not significant for both the nine months ended September 30, 2014 and 2013.

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Cash Flow Hedges

The Company designates and accounts for foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated assets as cash flow hedges when they have met the requirements of cash flow hedging.

In certain instances, the Company discontinued cash flow hedge accounting because the forecasted transactions were no longer probable of occurring. When such forecasted transactions are not probable of occurring within two months of the anticipated date, the Company reclassifies certain amounts from AOCI into net derivative gains (losses). For both the nine months ended September 30, 2014 and 2013, there were no amounts reclassified into net derivative gains (losses) related to such discontinued cash flow hedges.

At both September 30, 2014 and December 31, 2013, there were no hedged forecasted transactions, other than the receipt or payment of variable interest payments.

At September 30, 2014 and December 31, 2013, the balance in AOCI associated with foreign currency swaps designated and qualifying as cash flow hedges was $1 million and ($1) million, respectively.

For the nine months ended September 30, 2014 and 2013, there was $2 million and ($1) million of gains (losses) deferred in AOCI related to foreign currency swaps, respectively. For the nine months ended September 30, 2014, the amounts reclassified to net derivative gains (losses) related to foreign currency swaps were not significant. For the nine months ended September 30, 2013, there were no amounts reclassified to net derivative gains (losses) related to foreign currency swaps. For the nine months ended September 30, 2014 and 2013, there were no amounts reclassified into net investment income related to foreign currency swaps.

For both the nine months ended September 30, 2014 and 2013, the amounts recognized in net derivative gains (losses) which represented the ineffective portion of all cash flow hedges were not significant.

At September 30, 2014, the amounts of deferred net gains (losses) on derivatives in AOCI that was expected to be reclassified to earnings within the next 12 months was not significant.

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Credit Derivatives

In connection with synthetically created credit investment transactions, the Company writes credit default swaps for which it receives a premium to insure credit risk. Such credit derivatives are included within the non-qualifying derivatives and derivatives for purposes other than hedging table. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the Company paying the counterparty the specified swap notional amount in exchange for the delivery of par quantities of the referenced credit obligation. The Company’s maximum amount at risk, assuming the value of all referenced credit obligations is zero, was $20 million at both September 30, 2014 and December 31, 2013. The Company can terminate these contracts at any time through cash settlement with the counterparty at an amount equal to the then current fair value of the credit default swaps. At both September 30, 2014 and December 31, 2013, the amount the Company would have received to terminate all of these contracts was not significant.

The following table presents the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at:

	September 30, 2014			December 31, 2013
	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps (2)	Weighted Average Years to Maturity (3)	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps (2)	Weighted Average Years to Maturity (3)
Rating Agency Designation of Referenced Credit Obligations (1)
	(In millions)			(In millions)
Baa
Credit default swaps referencing indices	—	20	4.3	—	20	5.0

(1)

The rating agency designations are based on availability and the midpoint of the applicable ratings among Moody’s Investors Service (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) and Fitch Ratings. If no rating is available from a rating agency, then an internally developed rating is used.

(2)	Assumes the value of the referenced credit obligations is zero.
(3)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Credit Risk on Freestanding Derivatives

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivatives. Generally, the current credit exposure of the Company’s derivatives is limited to the net positive estimated fair value of derivatives at the reporting date after taking into consideration the existence of master netting or similar agreements and any collateral received pursuant to such agreements.

The Company manages its credit risk related to derivatives by entering into transactions with creditworthy counterparties and establishing and monitoring exposure limits. The Company’s OTC-bilateral derivative transactions are generally governed by ISDA Master Agreements which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties in the event of early termination of a transaction, which includes, but is not limited to, events of default and bankruptcy. In the event of an early termination, the Company is permitted to set off receivables from the counterparty against payables to the same counterparty arising out of all included transactions. Substantially all of the Company’s ISDA Master Agreements also include Credit Support Annex provisions which require both the pledging and accepting of collateral in connection with its OTC-bilateral derivatives.

The Company’s OTC-cleared derivatives are effected through central clearing counterparties and its exchange-traded derivatives are effected through regulated exchanges. Such positions are marked to market and margined on a daily basis (both initial margin and variation margin), and the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivatives.

See Note 5 for a description of the impact of credit risk on the valuation of derivatives.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

The estimated fair values of the Company’s net derivative assets and net derivative liabilities after the application of master netting agreements and collateral were as follows at:

	September 30, 2014		December 31, 2013
Derivatives Subject to a Master Netting Arrangement or a Similar Arrangement	Assets	Liabilities	Assets	Liabilities
	(In millions)
Gross estimated fair value of derivatives:
OTC-bilateral (1)	$4	$15	$25	$32
OTC-cleared (1)	—	1	—	—
Exchange-traded	—	—	—	—

Total gross estimated fair value of derivatives (1)	4	16	25	32
Amounts offset on the balance sheets	—	—	—	—

Estimated fair value of derivatives presented on the balance sheets (1)	4	16	25	32
Gross amounts not offset on the balance sheets:
Gross estimated fair value of derivatives: (2)
OTC-bilateral	(3)	(3)	(5)	(5)
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—
Cash collateral: (3)
OTC-bilateral	—	—	(17)	—
OTC-cleared	—	(1)	—	—
Exchange-traded	—	—	—	—
Securities collateral: (4)
OTC-bilateral	—	(10)	(2)	(26)
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—

Net amount after application of master netting agreements and collateral	$1	$2	$1	$1

(1)

At September 30, 2014 and December 31, 2013, derivative assets include income or expense accruals reported in accrued investment income or in other liabilities of less than $1 million and $2 million, respectively, and derivative liabilities include income or expense accruals reported in accrued investment income or in other liabilities of ($1) million and ($2) million, respectively.

(2)	Estimated fair value of derivatives is limited to the amount that is subject to set-off and includes income or expense accruals.
(3)

Cash collateral received is included in cash and cash equivalents, short-term investments or in fixed maturity securities, and the obligation to return it is included in payables for collateral under securities loaned and other transactions on the balance sheet. The receivable for the return of cash collateral provided by the Company is inclusive of initial margin on exchange traded and OTC-cleared derivatives and is included in premiums, reinsurance and other receivables on the balance sheet. The amount of cash collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements. At both September 30, 2014 and December 31, 2013 the Company had not received or paid any excess cash collateral.

(4)

Securities collateral received by the Company is held in separate custodial accounts and is not recorded on the balance sheet. Subject to certain constraints, the Company is permitted by contract to sell or repledge this collateral, but at September 30, 2014 none of the collateral had been sold or repledged. Securities collateral pledged by the Company is reported in fixed maturity securities on the balance sheet. Subject to certain constraints, the counterparties are permitted by contract to sell or repledge this collateral. The amount of securities collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements and cash collateral. At September 30, 2014 and December 31, 2013, the Company received excess securities collateral with an estimated fair value of $0 and $1 million, respectively, for its OTC-bilateral derivatives, which are not included in the table above due to the foregoing limitation. At September 30, 2014 and December 31, 2013, the Company provided excess securities collateral with an estimated fair value of $2 million and $0, respectively, for its OTC-bilateral derivatives, and had provided $1 million and $1 million, respectively, for its OTC-cleared derivatives, which are not included in the table above due to the foregoing limitation.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

The Company’s collateral arrangements for its OTC-bilateral derivatives generally require the counterparty in a net liability position, after considering the effect of netting agreements, to pledge collateral when the fair value of that counterparty’s derivatives reaches a pre-determined threshold. Certain of these arrangements also include financial strength-contingent provisions that provide for a reduction of these thresholds (on a sliding scale that converges toward zero) in the event of downgrades in the financial strength ratings of the Company and/or the credit ratings of the counterparty. In addition, certain of the Company’s netting agreements for derivatives contain provisions that require both the Company and the counterparty to maintain a specific investment grade financial strength or credit rating from each of Moody’s and S&P. If a party’s financial strength or credit ratings were to fall below that specific investment grade financial strength or credit rating, that party would be in violation of these provisions, and the other party to the derivatives could terminate the transactions and demand immediate settlement and payment based on such party’s reasonable valuation of the derivatives.

The following table presents the estimated fair value of the Company’s OTC-bilateral derivatives that are in a net liability position after considering the effect of netting agreements, together with the estimated fair value and balance sheet location of the collateral pledged. The table also presents the incremental collateral that the Company would be required to provide if there was a one notch downgrade in the Company’s financial strength rating at the reporting date or if the Company’s financial strength rating sustained a downgrade to a level that triggered full overnight collateralization or termination of the derivative position at the reporting date. OTC-bilateral derivatives that are not subject to collateral agreements are excluded from this table.

		Estimated Fair Value of Collateral Provided:	Fair Value of Incremental Collateral Provided Upon:
	Estimated Fair Value of Derivatives in Net Liability Position (1)	Fixed Maturity Securities	One Notch Downgrade in the Company’s Financial Strength Rating	Downgrade in the Company’s Financial Strength Rating to a Level that Triggers Full Overnight Collateralization or Termination of the Derivative Position
		(In millions)
September 30, 2014	$12	$12	$—	$1
December 31, 2013	$27	$26	$—	$1

(1)	After taking into consideration the existence of netting agreements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

4. Derivatives (continued)

Embedded Derivatives

The Company issues certain products or purchases certain investments that contain embedded derivatives that are required to be separated from their host contracts and accounted for as freestanding derivatives. These host contracts principally include: variable annuities with guaranteed minimum benefits, including GMWBs, guaranteed minimum accumulation benefits (“GMABs”) and certain GMIBs; and affiliated ceded reinsurance of guaranteed minimum benefits related to GMWBs, GMABs and certain GMIBs.

The following table presents the estimated fair value and balance sheet location of the Company’s embedded derivatives that have been separated from their host contracts at:

	Balance Sheet Location	September 30, 2014	December 31, 2013
		(In millions)
Net embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefits	Premiums, reinsurance and other receivables	$599	$376
Net embedded derivatives within liability host contracts:
Direct guaranteed minimum benefits	PABs	$(94)	$(131)

The following table presents changes in estimated fair value related to embedded derivatives:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Net derivative gains (losses) (1), (2)	$170	$(301)

(1)

The valuation of direct guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment, was not significant and ($4) million for the nine months ended September 30, 2014 and 2013, respectively. In addition, the valuation of ceded guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses), in connection with this adjustment, were ($11) million and $30 million for the nine months ended September 30, 2014 and 2013, respectively.

(2)	See Note 9 for discussion of affiliated net derivative gains (losses) included in the table above.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value

Considerable judgment is often required in interpreting market data to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented below.

	September 30, 2014
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$873	$10	$883
U.S. Treasury and agency	727	35	—	762
RMBS	—	280	29	309
CMBS	—	264	—	264
Foreign corporate	—	194	42	236
ABS	—	48	7	55
State and political subdivision	—	20	—	20
Foreign government	—	13	—	13

Total fixed maturity securities	727	1,727	88	2,542

Equity securities:
Common stock	—	26	—	26
Non-redeemable preferred stock	—	—	19	19

Total equity securities	—	26	19	45

Short-term investments	25	45	—	70
Derivative assets: (1)
Interest rate	—	1	—	1
Foreign currency exchange rate	—	3	—	3

Total derivative assets	—	4	—	4

Net embedded derivatives within asset host contracts (2)	—	—	599	599
Separate account assets (3)	—	11,435	—	11,435

Total assets	$752	$13,237	$706	$14,695

Liabilities
Derivative liabilities: (1)
Interest rate	$—	$14	$—	$14
Foreign currency exchange rate	—	3	—	3

Total derivative liabilities	—	17	—	17

Net embedded derivatives within liability host contracts (2)	—	—	(94)	(94)

Total liabilities	$—	$17	$(94)	$(77)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

	December 31, 2013
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$859	$13	$872
U.S. Treasury and agency	408	49	—	457
RMBS	—	285	27	312
CMBS	—	297	—	297
Foreign corporate	—	185	44	229
ABS	—	46	7	53
State and political subdivision	—	19	—	19
Foreign government	—	11	—	11

Total fixed maturity securities	408	1,751	91	2,250

Equity securities:
Common stock	—	26	—	26
Non-redeemable preferred stock	—	—	19	19

Total equity securities	—	26	19	45

Short-term investments	14	61	—	75
Derivative assets: (1)
Interest rate	—	21	—	21
Foreign currency exchange rate	—	2	—	2

Total derivative assets	—	23	—	23

Net embedded derivatives within asset host contracts (2)	—	—	376	376
Separate account assets (3)	—	12,033	—	12,033

Total assets	$422	$13,894	$486	$14,802

Liabilities
Derivative liabilities: (1)
Interest rate	$—	$26	$—	$26
Foreign currency exchange rate	—	8	—	8

Total derivative liabilities	—	34	—	34

Net embedded derivatives within liability host contracts (2)	—	—	(131)	(131)

Total liabilities	$—	$34	$(131)	$(97)

(1)

Derivative assets are presented within other invested assets on the balance sheets and derivative liabilities are presented within other liabilities on the balance sheets. The amounts are presented gross in the tables above to reflect the presentation on the balance sheets, but are presented net for purposes of the rollforward in the Fair Value Measurements Using Significant Unobservable Inputs (Level 3) tables.

(2)

Net embedded derivatives within asset host contracts are presented within premiums, reinsurance and other receivables on the balance sheets. Net embedded derivatives within liability host contracts are presented within PABs on the balance sheets.

(3)

Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders whose liability is reflected within separate account liabilities. Separate account liabilities are set equal to the estimated fair value of separate account assets.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

The following describes the valuation methodologies used to measure assets and liabilities at fair value. The description includes the valuation techniques and key inputs for each category of assets or liabilities that are classified within Level 2 and Level 3 of the fair value hierarchy.

Investments

Valuation Controls and Procedures

On behalf of the Company and MetLife, Inc.’s Chief Investment Officer and Chief Financial Officer, a pricing and valuation committee that is independent of the trading and investing functions and comprised of senior management, provides oversight of control systems and valuation policies for securities, mortgage loans and derivatives. On a quarterly basis, this committee reviews and approves new transaction types and markets, ensures that observable market prices and market-based parameters are used for valuation, wherever possible, and determines that judgmental valuation adjustments, when applied, are based upon established policies and are applied consistently over time. This committee also provides oversight of the selection of independent third party pricing providers and the controls and procedures to evaluate third party pricing. Periodically, the Chief Accounting Officer reports to the Audit Committee of MetLife, Inc.’s Board of Directors regarding compliance with fair value accounting standards.

The Company reviews its valuation methodologies on an ongoing basis and revises those methodologies when necessary based on changing market conditions. Assurance is gained on the overall reasonableness and consistent application of input assumptions, valuation methodologies and compliance with fair value accounting standards through controls designed to ensure valuations represent an exit price. Several controls are utilized, including certain monthly controls, which include, but are not limited to, analysis of portfolio returns to corresponding benchmark returns, comparing a sample of executed prices of securities sold to the fair value estimates, comparing fair value estimates to management’s knowledge of the current market, reviewing the bid/ask spreads to assess activity, comparing prices from multiple independent pricing services and ongoing due diligence to confirm that independent pricing services use market-based parameters. The process includes a determination of the observability of inputs used in estimated fair values received from independent pricing services or brokers by assessing whether these inputs can be corroborated by observable market data. The Company ensures that prices received from independent brokers, also referred to herein as “consensus pricing,” represent a reasonable estimate of fair value by considering such pricing relative to the Company’s knowledge of the current market dynamics and current pricing for similar financial instruments. While independent non-binding broker quotations are utilized, they are not used for a significant portion of the portfolio. For example, fixed maturity securities priced using independent non-binding broker quotations represent less than 1% of the total estimated fair value of fixed maturity securities and 5% of the total estimated fair value of Level 3 fixed maturity securities.

The Company also applies a formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value. If prices received from independent pricing services are not considered reflective of market activity or representative of estimated fair value, independent non-binding broker quotations are obtained, or an internally developed valuation is prepared. Internally developed valuations of current estimated fair value, which reflect internal estimates of liquidity and nonperformance risks, compared with pricing received from the independent pricing services, did not produce material differences in the estimated fair values for the majority of the portfolio; accordingly, overrides were not material. This is, in part, because internal estimates of liquidity and nonperformance risks are generally based on available market evidence and estimates used by other market participants. In the absence of such market-based evidence, management’s best estimate is used.

Securities and Short-term Investments

When available, the estimated fair value of these financial instruments is based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management’s judgment.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies, giving priority to observable inputs. The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. When observable inputs are not available, the market standard valuation methodologies rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs can be based in large part on management’s judgment or estimation and cannot be supported by reference to market activity. Even though these inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such securities and are considered appropriate given the circumstances.

Level 2 Valuation Techniques and Key Inputs:

This level includes securities priced principally by independent pricing services using observable inputs. Short-term investments within this level are of a similar nature and class to the Level 2 fixed maturity securities and equity securities.

U.S. corporate and foreign corporate securities

These securities are principally valued using the market and income approaches. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques that use standard market observable inputs such as benchmark yields, spreads off benchmark yields, new issuances, issuer rating, duration, and trades of identical or comparable securities. Privately-placed securities are valued using matrix pricing methodologies using standard market observable inputs, and inputs derived from, or corroborated by, market observable data including market yield curve, duration, call provisions, observable prices and spreads for similar publicly traded or privately traded issues that incorporate the credit quality and industry sector of the issuer, and in certain cases, delta spread adjustments to reflect specific credit-related issues.

U.S. Treasury and agency securities

These securities are principally valued using the market approach. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques using standard market observable inputs such as a benchmark U.S. Treasury yield curve, the spread off the U.S. Treasury yield curve for the identical security and comparable securities that are actively traded.

Structured securities comprised of RMBS, CMBS and ABS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using standard market inputs, including spreads for actively traded securities, spreads off benchmark yields, expected prepayment speeds and volumes, current and forecasted loss severity, rating, weighted average coupon, weighted average maturity, average delinquency rates, geographic region, debt-service coverage ratios and issuance-specific information, including, but not limited to: collateral type, payment terms of the underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

State and political subdivision and foreign government securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques using standard market observable inputs, including a benchmark U.S. Treasury yield or other yields, issuer ratings, broker-dealer quotes, issuer spreads and reported trades of similar securities, including those within the same sub-sector or with a similar maturity or credit rating.

Common stock

These securities are principally valued using the market approach. Valuations are based principally on observable inputs, including quoted prices in markets that are not considered active.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

Level 3 Valuation Techniques and Key Inputs:

In general, securities classified within Level 3 use many of the same valuation techniques and inputs as described previously for Level 2. However, if key inputs are unobservable, or if the investments are less liquid and there is very limited trading activity, the investments are generally classified as Level 3. The use of independent non-binding broker quotations to value investments generally indicates there is a lack of liquidity or a lack of transparency in the process to develop the valuation estimates, generally causing these investments to be classified in Level 3.

U.S. corporate and foreign corporate securities

These securities, including financial services industry hybrid securities classified within fixed maturity securities, are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques that utilize unobservable inputs or inputs that cannot be derived principally from, or corroborated by, observable market data, including illiquidity premium, delta spread adjustments to reflect specific credit-related issues, credit spreads; and inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain valuations are based on independent non-binding broker quotations.

Structured securities comprised of RMBS and ABS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques that utilize inputs that are unobservable or cannot be derived principally from, or corroborated by, observable market data, including credit spreads. Below investment grade securities and sub-prime RMBS included in this level are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain of these valuations are based on independent non-binding broker quotations.

Non-redeemable preferred stock

These securities, including financial services industry hybrid securities classified within equity securities, are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using inputs such as comparable credit ratings and issuance structures. Certain of these securities are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2 and independent non-binding broker quotations.

Separate Account Assets

Separate account assets are carried at estimated fair value and reported as a summarized total on the balance sheets. The estimated fair value of separate account assets is based on the estimated fair value of the underlying assets. Separate account assets within the Company’s separate accounts consist of mutual funds.

Level 2 Valuation Techniques and Key Inputs:

These assets are comprised of certain mutual funds without readily determinable fair values, as prices are not published publicly. Valuation of the mutual funds is based upon quoted prices or reported net asset value (“NAV”) provided by the fund managers.

Derivatives

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives, or through the use of pricing models for OTC-bilateral and OTC-cleared derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. The valuation controls and procedures for derivatives are described in “— Investments”.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

The significant inputs to the pricing models for most OTC-bilateral and OTC-cleared derivatives are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain OTC-bilateral and OTC-cleared derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant inputs that are unobservable generally include references to emerging market currencies and inputs that are outside the observable portion of the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and management believes they are consistent with what other market participants would use when pricing such instruments.

Most inputs for OTC-bilateral and OTC-cleared derivatives are mid-market inputs but, in certain cases, liquidity adjustments are made when they are deemed more representative of exit value. Market liquidity, as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all OTC-bilateral and OTC-cleared derivatives, and any potential credit adjustment is based on the net exposure by counterparty after taking into account the effects of netting agreements and collateral arrangements. The Company values its OTC-bilateral and OTC-cleared derivatives using standard swap curves which may include a spread to the risk-free rate, depending upon specific collateral arrangements. This credit spread is appropriate for those parties that execute trades at pricing levels consistent with similar collateral arrangements. As the Company and its significant derivative counterparties generally execute trades at such pricing levels and hold sufficient collateral, additional credit risk adjustments are not currently required in the valuation process. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. An evaluation of the requirement to make additional credit risk adjustments is performed by the Company each reporting period.

Freestanding Derivatives

Level 2 Valuation Techniques and Key Inputs:

This level includes all types of derivatives utilized by the Company with the exception of exchange-traded derivatives included within Level 1 and those derivatives with unobservable inputs as described in Level 3. These derivatives are principally valued using the income approach.

Interest rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and basis curves.

Option-based. Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, basis curves and interest rate volatility.

Foreign currency exchange rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, basis curves, currency spot rates and cross currency basis curves.

Embedded Derivatives

Embedded derivatives principally include certain direct variable annuity guarantees and certain affiliated ceded reinsurance agreements related to such variable annuity guarantees. Embedded derivatives are recorded at estimated fair value with changes in estimated fair value reported in net income.

The Company issues certain variable annuity products with guaranteed minimum benefits. GMWBs, GMABs and certain GMIBs contain embedded derivatives, which are measured at estimated fair value separately from the host variable annuity contract, with changes in estimated fair value reported in net derivative gains (losses). These embedded derivatives are classified within PABs on the balance sheets.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

The fair value of these embedded derivatives, estimated as the present value of projected future benefits minus the present value of projected future fees using actuarial and capital market assumptions including expectations concerning policyholder behavior, is calculated by the Company’s actuarial department. The calculation is based on in-force business, and is performed using standard actuarial valuation software which projects future cash flows from the embedded derivative over multiple risk neutral stochastic scenarios using observable risk-free rates.

Capital market assumptions, such as risk-free rates and implied volatilities, are based on market prices for publicly traded instruments to the extent that prices for such instruments are observable. Implied volatilities beyond the observable period are extrapolated based on observable implied volatilities and historical volatilities. Actuarial assumptions, including mortality, lapse, withdrawal and utilization, are unobservable and are reviewed at least annually based on actuarial studies of historical experience.

The valuation of these guarantee liabilities includes nonperformance risk adjustments and adjustments for a risk margin related to non-capital market inputs. The nonperformance adjustment is determined by taking into consideration publicly available information relating to spreads in the secondary market for MetLife, Inc.’s debt, including related credit default swaps. These observable spreads are then adjusted, as necessary, to reflect the priority of these liabilities and the claims paying ability of the issuing insurance subsidiaries compared to MetLife, Inc.

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees. These guarantees may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in nonperformance risk; and variations in actuarial assumptions regarding policyholder behavior, mortality and risk margins related to non-capital market inputs, may result in significant fluctuations in the estimated fair value of the guarantees that could materially affect net income.

The Company ceded, to an affiliated reinsurance company, the risk associated with certain of the GMIBs, GMABs and GMWBs described above that are also accounted for as embedded derivatives. In addition to ceding risks associated with guarantees that are accounted for as embedded derivatives, the Company also cedes, to the same affiliated reinsurance company, certain directly written GMIBs that are accounted for as insurance (i.e., not as embedded derivatives), but where the reinsurance agreement contains an embedded derivative. These embedded derivatives are included within premiums, reinsurance and other receivables on the balance sheets with changes in estimated fair value reported in net derivative gains (losses). The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously for the guarantees directly written by the Company with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

Embedded Derivatives Within Asset and Liability Host Contracts

Level 3 Valuation Techniques and Key Inputs:

Direct guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. Valuations are based on option pricing techniques, which utilize significant inputs that may include swap yield curve, currency exchange rates and implied volatilities. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the extrapolation beyond observable limits of the swap yield curve and implied volatilities, actuarial assumptions for policyholder behavior and mortality and the potential variability in policyholder behavior and mortality, nonperformance risk and cost of capital for purposes of calculating the risk margin.

Reinsurance ceded on certain guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. The valuation techniques and significant market standard unobservable inputs used in their valuation are similar to those described above in “— Direct guaranteed minimum benefits” and also include counterparty credit spreads.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

Transfers between Levels

Overall, transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into or out of any level are assumed to occur at the beginning of the period.

Transfers between Levels 1 and 2:

There were no transfers between Levels 1 and 2 for assets and liabilities measured at estimated fair value and still held at both September 30, 2014 and December 31, 2013.

Transfers into or out of Level 3:

Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.

Transfers into Level 3 for fixed maturity securities were due primarily to a lack of trading activity, decreased liquidity and credit ratings downgrades (e.g., from investment grade to below investment grade) which have resulted in decreased transparency of valuations and an increased use of independent non-binding broker quotations and unobservable inputs, such as illiquidity premiums, delta spread adjustments, or credit spreads.

Transfers out of Level 3 for fixed maturity securities resulted primarily from increased transparency of both new issuances that, subsequent to issuance and establishment of trading activity, became priced by independent pricing services and existing issuances that, over time, the Company was able to obtain pricing from, or corroborate pricing received from, independent pricing services with observable inputs (such as observable spreads used in pricing securities) or increases in market activity and upgraded credit ratings.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)

The following table presents certain quantitative information about the significant unobservable inputs used in the fair value measurement, and the sensitivity of the estimated fair value to changes in those inputs, for the more significant asset and liability classes measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at:

			September 30, 2014		December 31, 2013		Impact of Increase in Input on Estimated Fair Value (2)
	Valuation Techniques	Significant Unobservable Inputs	Range	Weighted Average (1)	Range	Weighted Average (1)
Fixed maturity securities (3)
U.S. corporate and foreign corporate	• Matrix pricing	• Delta spread adjustments (4)	(5) - 190	35	(10) - 30	6	Decrease
		• Illiquidity premium (4)	30 - 30	30	30 - 30	30	Decrease
		• Credit spreads (4)	28 - 28	28			Decrease
	• Market pricing	• Quoted prices (5)	20 - 110	106			Increase
RMBS	•Matrix pricing and discounted cash flow	• Credit spreads (4)			97 - 574	411	Decrease (6)
	• Market pricing	• Quoted prices (5)	98 - 98	98	100 - 100	100	Increase (6)
	• Consensus pricing	• Offered quotes (5)	60 - 103	90			Increase (6)
ABS	• Market pricing	• Quoted prices (5)	100 - 100	100	99 - 99	99	Increase (6)
	• Consensus pricing	• Offered quotes (5)			99 - 99	99	Increase (6)
Embedded derivatives
Direct and ceded guaranteed minimum benefits	• Option pricing techniques	• Mortality rates:
		Ages 0 - 40	0% - 0.10%		0% - 0.10%		Decrease (7)
		Ages 41 - 60	0.04% - 0.65%		0.04% - 0.65%		Decrease (7)
		Ages 61 - 115	0.26% - 100%		0.26% - 100%		Decrease (7)
		• Lapse rates:
		Durations 1 - 10	0.50% - 100%		0.50% - 100%		Decrease (8)
		Durations 11 - 20	3% - 100%		3% - 100%		Decrease (8)
		Durations 21 - 116	3% - 100%		3% - 100%		Decrease (8)
		• Utilization rates	20% - 50%		20% - 50%		Increase (9)
		• Withdrawal rates	0.07% - 10%		0.07% - 10%		(10)
		• Long-term equity volatilities	17.40% - 25%		17.40% - 25%		Increase (11)
		• Nonperformance risk spread	0.03% - 0.45%		0.03% - 0.44%		Decrease (12)

(1)	The weighted average for fixed maturity securities is determined based on the estimated fair value of the securities.
(2)

The impact of a decrease in input would have the opposite impact on the estimated fair value. For embedded derivatives, changes to direct guaranteed minimum benefits are based on liability positions and changes to ceded guaranteed minimum benefits are based on asset positions.

(3)	Significant increases (decreases) in expected default rates in isolation would result in substantially lower (higher) valuations.
(4)	Range and weighted average are presented in basis points.
(5)	Range and weighted average are presented in accordance with the market convention for fixed maturity securities of dollars per hundred dollars of par.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

(6)

Changes in the assumptions used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumptions used for prepayment rates.

(7)

Mortality rates vary by age and by demographic characteristics such as gender. Mortality rate assumptions are based on company experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(8)

Base lapse rates are adjusted at the contract level based on a comparison of the actuarially calculated guaranteed values and the current policyholder account value, as well as other factors, such as the applicability of any surrender charges. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in the money contracts are less likely to lapse. Lapse rates are also generally assumed to be lower in periods when a surrender charge applies. For any given contract, lapse rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(9)

The utilization rate assumption estimates the percentage of contract holders with a GMIB or lifetime withdrawal benefit who will elect to utilize the benefit upon becoming eligible. The rates may vary by the type of guarantee, the amount by which the guaranteed amount is greater than the account value, the contract’s withdrawal history and by the age of the policyholder. For any given contract, utilization rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(10)

The withdrawal rate represents the percentage of account balance that any given policyholder will elect to withdraw from the contract each year. The withdrawal rate assumption varies by age and duration of the contract, and also by other factors such as benefit type. For any given contract, withdrawal rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative. For GMWBs, any increase (decrease) in withdrawal rates results in an increase (decrease) in the estimated fair value of the guarantees. For GMABs and GMIBs, any increase (decrease) in withdrawal rates results in a decrease (increase) in the estimated fair value.

(11)

Long-term equity volatilities represent equity volatility beyond the period for which observable equity volatilities are available. For any given contract, long-term equity volatility rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(12)

Nonperformance risk spread varies by duration and by currency. For any given contract, multiple nonperformance risk spreads will apply, depending on the duration of the cash flow being discounted for purposes of valuing the embedded derivative.

The following is a summary of the valuation techniques and significant unobservable inputs used in the fair value measurement of assets and liabilities classified within Level 3 that are not included in the preceding table. Generally, all other classes of securities classified within Level 3 use the same valuation techniques and significant unobservable inputs as previously described for Level 3 securities. This includes matrix pricing and discounted cash flow methodologies, inputs such as quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2, as well as independent non-binding broker quotations. The sensitivity of the estimated fair value to changes in the significant unobservable inputs for these other assets and liabilities is similar in nature to that described in the preceding table.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

The following tables summarize the change of all assets and (liabilities) measured at estimated fair value on a recurring basis using significant unobservable inputs (Level 3):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities					Equity Securities	Net Embedded Derivatives (6)
	U.S. Corporate	RMBS	CMBS	Foreign Corporate	ABS	Non-redeemable Preferred Stock
	(In millions)
Nine Months Ended September 30, 2014
Balance, beginning of period	$13	$27	$—	$44	$7	$19	$507
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	—	—	—	—	—
Net investment gains (losses)	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	170
OCI	—	3	—	(1)	—	—	—
Purchases (3)	2	—	—	9	7	—	—
Sales (3)	(8)	(1)	—	—	—	—	—
Issuances (3)	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	16
Transfers into Level 3 (4)	3	—	—	—	—	—	—
Transfers out of Level 3 (4)	—	—	—	(10)	(7)	—	—

Balance, end of period	$10	$29	$—	$42	$7	$19	$693

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$—	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$177

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities					Equity Securities
	U.S. Corporate	RMBS	CMBS	Foreign Corporate	ABS	Non-redeemable Preferred Stock	Net Embedded Derivatives (6)
	(In millions)
Nine Months Ended September 30, 2013
Balance, beginning of period	$55	$14	$14	$42	$—	$17	$903
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	—	—	—	—	—
Net investment gains (losses)	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	(301)
OCI	—	—	—	—	—	—	—
Purchases (3)	4	17	—	15	2	—	—
Sales (3)	(10)	—	—	(8)	—	—	—
Issuances (3)	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	13
Transfers into Level 3 (4)	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	(36)	—	(14)	(1)	—	—	—

Balance, end of period	$13	$31	$—	$48	$2	$17	$615

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$—	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$(293)

(1)

Amortization of premium/accretion of discount is included within net investment income. Impairments charged to net income (loss) on securities are included in net investment gains (losses). Lapses associated with net embedded derivatives are included in net derivative gains (losses).

(2)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.
(3)	Items purchased/issued and then sold/settled in the same period are excluded from the rollforward. Fees attributed to embedded derivatives are included in settlements.
(4)

Gains and losses, in net income (loss) and OCI, are calculated assuming transfers into and/or out of Level 3 occurred at the beginning of the period. Items transferred into and then out of Level 3 in the same period are excluded from the rollforward.

(5)	Changes in unrealized gains (losses) included in net income (loss) relate to assets and liabilities still held at the end of the respective periods.
(6)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

Fair Value of Financial Instruments Carried at Other Than Fair Value

The following tables provide fair value information for financial instruments that are carried on the balance sheet at amounts other than fair value. These tables exclude the following financial instruments: cash and cash equivalents, accrued investment income and payables for collateral under securities loaned and other transactions. The estimated fair value of the excluded financial instruments, which are primarily classified in Level 2 and, to a lesser extent, in Level 1, approximates carrying value as they are short-term in nature such that the Company believes there is minimal risk of material changes in interest rates or credit quality. All remaining balance sheet amounts excluded from the table below are not considered financial instruments subject to this disclosure.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

The carrying values and estimated fair values for such financial instruments, and their corresponding placement in the fair value hierarchy, are summarized as follows at:

	September 30, 2014
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$260	$—	$—	$279	$279
Policy loans	$27	$—	$3	$40	$43
Other limited partnership interests	$1	$—	$—	$1	$1
Other invested assets	$—	$—	$—	$—	$—
Premiums, reinsurance and other receivables	$1,214	$—	$1	$1,310	$1,311
Other assets	$5	$—	$5	$—	$5
Liabilities
PABs	$2,221	$—	$—	$2,432	$2,432
Other liabilities	$3	$—	$3	$—	$3

	December 31, 2013
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$286	$—	$—	$303	$303
Policy loans	$27	$—	$3	$39	$42
Other limited partnership interests	$1	$—	$—	$1	$1
Other invested assets	$45	$—	$50	$—	$50
Premiums, reinsurance and other receivables	$1,258	$—	$—	$1,359	$1,359
Other assets	$5	$—	$5	$—	$5
Liabilities
PABs	$2,293	$—	$—	$2,501	$2,501
Other liabilities	$1	$—	$1	$—	$1

The methods, assumptions and significant valuation techniques and inputs used to estimate the fair value of financial instruments are summarized as follows:

Mortgage Loans

The estimated fair value of mortgage loans is primarily determined by estimating expected future cash flows and discounting them using current interest rates for similar mortgage loans with similar credit risk, or is determined from pricing for similar loans.

Policy Loans

Policy loans with fixed interest rates are classified within Level 3. The estimated fair values for these loans are determined using a discounted cash flow model applied to groups of similar policy loans determined by the nature of the underlying insurance liabilities. Cash flow estimates are developed by applying a weighted-average interest rate to the outstanding principal balance of the respective group of policy loans and an estimated average maturity determined through experience studies of the past performance of policyholder repayment behavior for similar loans. These cash flows are discounted using current risk-free interest rates with no adjustment for borrower credit risk as these loans are fully collateralized by the cash surrender value of the underlying insurance policy. Policy loans with variable interest rates are classified within Level 2 and the estimated fair value approximates carrying value due to the absence of borrower credit risk and the short time period between interest rate resets, which presents minimal risk of a material change in estimated fair value due to changes in market interest rates.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

5. Fair Value (continued)

Other Limited Partnership Interests

The estimated fair values of these cost method investments are generally based on the Company’s share of the NAV as provided in the financial statements of the investees. In certain circumstances, management may adjust the NAV by a premium or discount when it has sufficient evidence to support applying such adjustments.

Other Invested Assets

These other invested assets are principally comprised of loans to affiliates. The estimated fair value of loans to affiliates is determined by discounting the expected future cash flows using market interest rates currently available for instruments with similar terms and remaining maturities.

Premiums, Reinsurance and Other Receivables

Premiums, reinsurance and other receivables are principally comprised of certain amounts recoverable under reinsurance agreements.

Amounts recoverable under ceded reinsurance agreements, which the Company has determined do not transfer significant risk such that they are accounted for using the deposit method of accounting, have been classified as Level 3. The valuation is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using interest rates determined to reflect the appropriate credit standing of the assuming counterparty.

Other Assets

Other assets are comprised of a receivable for the reimbursable portion of the estimated future guaranty liability that pertains to pre-acquisition business. With the exception of the receivable, other assets are not considered financial instruments subject to disclosure. Accordingly, the amount represents the receivable from an unaffiliated institution for which the estimated fair value was determined by discounting the expected future cash flows using a discount rate that reflects the credit standing of the unaffiliated institution.

PABs

These PABs include investment contracts. Embedded derivatives on investment contracts and certain variable annuity guarantees accounted for as embedded derivatives are excluded from this caption in the preceding tables as they are separately presented in “— Recurring Fair Value Measurements.”

The investment contracts primarily include fixed deferred annuities and fixed term payout annuities. The valuation of these investment contracts is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using current market risk-free interest rates adding a spread to reflect the nonperformance risk in the liability.

Other Liabilities

Other liabilities consist of derivative payables and amounts due for securities purchased but not yet settled. The Company evaluates the specific terms, facts and circumstances of each instrument to determine the appropriate estimated fair values, which are not materially different from the carrying values.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

6. Equity

Accumulated Other Comprehensive Income (Loss)

Information regarding changes in the balances of each component of AOCI, net of income tax, was as follows:

	Nine Months Ended September 30, 2014
	Unrealized Investment Gains (Losses), Net of Related Offsets (1)	Unrealized Gains (Losses) on Derivatives	Total
	(In millions)
Balance, beginning of period	$24	$(1)	$23
OCI before reclassifications	28	2	30
Deferred income tax benefit (expense)	(10)	—	(10)

OCI before reclassifications, net of income tax	42	1	43

Amounts reclassified from AOCI	—	—	—
Deferred income tax benefit (expense)	—	—	—

Amounts reclassified from AOCI, net of income tax	—	—	—

Balance, end of period	$42	$1	$43

	Nine Months Ended September 30, 2013
	Unrealized Investment Gains (Losses), Net of Related Offsets (1)	Unrealized Gains (Losses) on Derivatives	Total
	(In millions)
Balance, beginning of period	$76	$—	$76
OCI before reclassifications	(69)	(1)	(70)
Deferred income tax benefit (expense)	24	—	24

OCI before reclassifications, net of income tax	31	(1)	30

Amounts reclassified from AOCI	(1)	—	(1)
Deferred income tax benefit (expense)	—	—	—

Amounts reclassified from AOCI, net of income tax	(1)	—	(1)

Balance, end of period	$30	$(1)	$29

(1)	See Note 3 for information on offsets to investments related to insurance liabilities and DAC and VOBA.

Information regarding amounts reclassified out of each component of AOCI was as follows:

AOCI Components	Amounts Reclassified from AOCI		Statement of Operations and Comprehensive Income (Loss) Location
	Nine Months Ended September 30,
	2014	2013
	(In millions)
Net unrealized investment gains (losses):
Net unrealized investment gains (losses)	$(1)	$—	Net investment gains (losses)
Net unrealized investment gains (losses)	1	1	Net investment income

Net unrealized investment gains (losses), before income tax	—	1
Income tax (expense) benefit	—	—

Net unrealized investment gains (losses), net of income tax	$—	$1

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

7. Other Expenses

Information on other expenses was as follows:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Compensation	$(14)	$4
Commissions	44	37
Volume-related costs	(12)	—
Capitalization of DAC	(4)	(5)
Amortization of DAC and VOBA	100	(63)
Premium taxes, licenses and fees	2	3
Other	12	20

Total other expenses	$128	$(4)

Affiliated Expenses

Commissions, capitalization of DAC and amortization of DAC and VOBA include the impact of affiliated reinsurance transactions. See Note 9 for discussion of affiliated expenses included in the table above.

8. Contingencies, Commitments and Guarantees

Contingencies

Litigation

Unclaimed Property Inquiries

In April 2012, MetLife, for itself and on behalf of entities including the Company, reached agreements with representatives of the U.S. jurisdictions that were conducting audits of MetLife and certain of its affiliates for compliance with unclaimed property laws, and with state insurance regulators directly involved in a multistate targeted market conduct examination relating to claim-payment practices and compliance with unclaimed property laws.

Sales Practices Claims

Over the past several years, the Company has faced claims and regulatory inquiries and investigations, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products. The Company continues to vigorously defend against the claims in these matters. The Company believes adequate provision has been made in its financial statements for all probable and reasonably estimable losses for sales practices matters.

Summary

Various litigation, claims and assessments against the Company, in addition to those discussed previously and those otherwise provided for in the Company’s financial statements, have arisen in the course of the Company’s business, including, but not limited to, in connection with its activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings. In some of the matters referred to previously, large and/or indeterminate amounts, including punitive and treble damages, are sought. Although, in light of these considerations it is possible that an adverse outcome in certain cases could have a material effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material effect on the Company’s net income or cash flows in particular quarterly or annual periods.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited) — (Continued)

8. Contingencies, Commitments and Guarantees (continued)

Commitments

Mortgage Loan Commitments

The Company commits to lend funds under mortgage loan commitments. The amounts of these mortgage loan commitments were $3 million and $6 million at September 30, 2014 and December 31, 2013, respectively.

Commitments to Fund Partnerships Investments and Private Corporate Bond Investments

The Company commits to fund partnership investments and to lend funds under private corporate bond investments. The amounts of these unfunded commitments were $5 million and $21 million at September 30, 2014 and December 31, 2013, respectively.

9. Related Party Transactions

Service Agreements

The Company has entered into various agreements with affiliates for services necessary to conduct its activities. Typical services provided under these agreements include management, policy administrative functions, personnel, investment advice and distribution services. For certain agreements, charges are based on various performance measures or activity-based costing. The bases for such charges are modified and adjusted by management when necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by the Company and/or affiliate. Expenses incurred with affiliates related to these agreements, recorded in other expenses, were $25 million and $58 million for the nine months ended September 30, 2014 and 2013, respectively. Revenues received from affiliates related to these agreements, recorded in universal life and investment-type product policy fees, were $29 million and $28 million for the nine months ended September 30, 2014 and 2013, respectively. Revenues received from affiliates related to these agreements, recorded in fees on ceded reinsurance and other, were $17 million and $18 million for the nine months ended September 30, 2014 and 2013, respectively.

The Company had net receivables (payables) to affiliates, related to the items discussed above, of ($15) million and $4 million at September 30, 2014 and December 31, 2013, respectively.

See Note 3 for additional information on related party transactions.

Related Party Reinsurance Transactions

The Company has reinsurance agreements with certain MetLife subsidiaries, including Metropolitan Life Insurance Company, General American Life Insurance Company, Exeter, and MetLife Insurance Company of Connecticut, all of which are related parties.

Information regarding the significant effects of affiliated reinsurance included on the interim condensed statements of operations and comprehensive income (loss) was as follows:

	Nine Months Ended September 30,
	2014	2013
	(In millions)
Premiums
Reinsurance ceded	$—	$—
Universal life and investment-type product policy fees
Reinsurance ceded	$(32)	$(30)
Fees on ceded reinsurance and other
Reinsurance ceded	$41	$49
Policyholder benefits and claims
Reinsurance ceded	$(30)	$(10)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Interim Condensed Financial Statements (Unaudited) — (Continued)

9. Related Party Transactions (continued)

Information regarding the significant effects of ceded affiliated reinsurance included on the interim condensed balance sheets was as follows at:

	September 30, 2014	December 31, 2013
	(In millions)
Assets
Premiums, reinsurance and other receivables	$1,969	$1,798
Deferred policy acquisition costs and value of business acquired	(20)	(20)

Total assets	$1,949	$1,778

The Company ceded risks to affiliates related to guaranteed minimum benefit guarantees written directly by the Company. These ceded reinsurance agreements contain embedded derivatives and changes in their fair value are included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within premiums, reinsurance and other receivables and were assets of $599 million and $376 million at September 30, 2014 and December 31, 2013, respectively. Net derivative gains (losses) associated with the embedded derivatives were $178 million and ($468) million for the nine months ended September 30, 2014 and 2013, respectively.

10. Subsequent Events

The Company has evaluated events subsequent to September 30, 2014, through November 18, 2014, which is the date these financial statements were available to be issued, and has determined there are no material subsequent events requiring adjustment to or disclosure in the financial statements.